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                                                                    EXHIBIT 99.9

              NOTES TO UNAUDITED GENLYTE PRO FORMA CONSOLIDATED
                             STATEMENTS OF INCOME


NOTE 1:  BASIS OF PRESENTATION

On April 28, 1998, Genlyte and Thomas entered into definitive agreements to combine the lighting business of Thomas with the business of Genlyte through the Joint Venture. On August 30, 1998, Genlyte contributed substantially all of its assets in exchange for a 68% interest in the Joint Venture and the Joint Venture's assumption of substantially all of its liabilities and Thomas contributed ure substantially all of its assets comprising Thomas Lighting in exchange for a 32% interest in the Joint Venture and the Joint Venture's assumption of certain liabilities. Genlyte and Thomas will continue to exist as separate publicly traded companies.

Accounting Treatment

Genlyte will consolidate the results of the Joint Venture. Thomas' interest in the Joint Venture will be reflected in Genlyte's consolidated balance sheet as a minority interest liability.

The assets contributed by Genlyte to the Joint Venture will be reflected at their historical cost. The contribution of Genlyte's business to the Joint Venture will trigger the recognition of a one-time gain of approximately $51 million in the period in which the Transaction occurs. Such contribution includes, for accounting purposes, a sale of 32% of Genlyte's contributed business to Thomas and the resultant gain represents the excess of fair value over book value for the 32% of Genlyte's contributed business. Due to its non-recurring nature, such gain has not been reflected in the Unaudited Genlyte Pro Forma Consolidated Statements of Income.

Genlyte will account for the contribution of Thomas' lighting business to the Joint Venture as a purchase in accordance with Accounting Principles Board Opinion No. 16. Purchase accounting for a combination is similar to the accounting treatment used in the acquisition of any asset group. Although Thomas will retain a 32% interest in the Joint Venture, Thomas' contributed business will be reflected at its aggregate fair value in the financial statements of the Joint Venture. The fair value of Thomas's contributed business was mutually determined by the parties and was the basis for determining the ownership interests to be issued in the Joint Venture.


NOTE 2:  PRO FORMA ADJUSTMENTS

(a) These pro forma financial statements do not reflect the synergies expected to result from the Transaction or the related synergy costs. As discussed elsewhere in this Form 8-K, the synergies are expected to be in excess of $30 million per annum and are expected to be fully realized by the end of the year 2000 as a result of cost savings, economies of scale and revenue enhancement opportunities. It is anticipated that an aggregate of $10.5 million of costs will be incurred by the Joint Venture during the period 1998 through 2000 related to achieving the synergies. See the Joint Proxy Statement incorporated herein by reference for additional information.

(b) The Unaudited Genlyte Pro Forma Statements of Income for the six months ended July 4, 1998 and for the year ended December 31, 1997 have been prepared using the unaudited historical combined statement of income of Thomas Lighting for the six months ended June 30, 1998 and the audited combined statement of income of Thomas Lighting for the year ended December 31, 1997.
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(c)  Includes the elimination of certain expenses included in Thomas Lighting's historical financial statements that will not be borne by the Joint Venture pursuant to the Transaction Documents.

(d) Represents the reclassification of freight expense of $8,131,000 and $16,573,000 for the six months ended June 30, 1998 and the year ended December 31, 1997, respectively, in Thomas Lighting's historical financial statements to conform with the presentation in Genlyte's historical financial statements.

(e) Represents the elimination of corporate overhead expenses of $984,000 and $2,450,000, for the six months ended June 30, 1998 and the year ended December 31, 1997, respectively, included in Thomas Lighting's historical financial statements that will be retained by Thomas pursuant to the Transaction Documents.

(f) The net adjustment to interest expense consists of the following (in thousands):

                                                                     Six Months Ended           Year Ended December
                                                                       July 4, 1998                  31, 1997
                                                                 ----------------------      ----------------------
Elimination of interest expense associated with the
 Day-Brite Note........................                                $(2,565)                    $(5,833)
Interest expense on the Debt Equalization Note at an
 assumed weighted average interest rate of
 6.25% per annum.........                                                  707                       1,414
Interest expense on the Working Capital Adjustment,
 assuming a one year maturity and a weighted average
 interest rate of 5.75% per annum...............                             -                       2,309
                                                                       -------                     -------
Net reduction in interest expense                                      $(1,858)                    $(2,110)
                                                                       =======                     =======

(g) Represents the elimination of the income tax provision included in the Thomas Lighting historical financial statements, because the income tax attributes and liabilities generated by the Joint Venture shall accrue directly to Genlyte and Thomas and be recorded in their respective financial statements.

(h) Includes adjustments to Genlyte's historical financial statements related to the contribution of Thomas Lighting to the Joint Venture.

(i) Represents the incremental depreciation expense of $400,000 and $800,000 for the six months ended July 4, 1998 and the year ended December 31, 1997, respectively, charged to cost of sales and $100,000 and $200,000, respectively, charged to selling and administrative expense, using an assumed weighted average useful remaining life of 20 years, related to the incremental fair value step-up of certain fixed assets of Thomas Lighting (see Note 2 (l) of Unaudited Genlyte Pro Forma Consolidated Balance Sheet). The allocation of expense between cost of sales and selling and administrative expenses is based on Genlyte's historical depreciation mix.

(j) Represents incremental goodwill amortization of $132,000 and $264,000 for the six months ended July 4, 1998 and the year ended December 31, 1997, respectively, resulting from the excess of the fair market value over the book value of Thomas Lighting. Such excess will be amortized over 40 years.
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(k)  Represents minority interest expense related to Thomas' interest in the
     Joint Venture, calculated as follows (in thousands):

                                                                       Six Months Ended           Year Ended December
                                                                         July 4, 1998                  31, 1997
                                                                    ----------------------      ----------------------
Genlyte pro forma operating profit...............                          $32,262                     $54,213
Genlyte pro forma interest expense ..........                               (2,463)                     (7,826)
Corporate expenses included in Genlyte's historical
 financial statements that will not be charged to the Joint
 Venture...............                                                        500                       1,000
Genlyte pro forma other non-operating expenses.......
                                                                              (365)                        733
                                                                           -------                     -------
                                                                            29,934                      48,120
Thomas' ownership interest                                                      32%                         32%
                                                                           -------                     -------
Minority interest expense                                                  $ 9,579                     $15,398
                                                                           =======                     =======

(l) Represents the adjustment to Genlyte's historical tax provision required to reflect Genlyte's pro forma income tax provision at an assumed effective tax rate of 43%.

(m) Such amounts are not applicable as Thomas' Contributed Business was a division of Thomas prior to the Transaction.